UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 29,  2010

APOLO GOLD & ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000--27791	98-0412805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#12-1900 Indian River Cr., North Vancouver, BC V7G 2R1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (604) 970-0901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On November 3, 2010, Peter Bojtos resigned as a director of Apolo Gold & Energy Inc.  The registrant has provided Mr. Bojtos with a copy of this current report prior to the filing thereof and informed him that he had the opportunity to provide the registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto.

On November 5, 2010, the board of directors appointed Robert Dinning as President and Chief Executive officer in addition to his positions as Chief Financial Officer and Director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 29, 2010 the registrant held a special meeting of its shareholders to vote on the following items:

Proposal No. 1.	Amend our articles of incorporation to increase our authorized common stock from two hundred million shares to three hundred million shares;

Proposal No. 2.	Approval a reverse split of the outstanding common stock on a twenty to one basis with fractional shares rounded up to the next whole share

Proposal No. 3.	Authorize the board of directors to file an amendment to the articles of incorporation to change the name of the corporation upon subsequent resolution of the board of directors.

At the meeting, a quorum was present pursuant to the by-laws and the proposals were all approved

Articles of Amendment increasing the authorized common stock were filed with the Nevada Secretary of State on November 10, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)  The following exhibits are filed with this report:

Exhibit Number	Description

3.4	Certificate of Amendment
17.1	Resignation of Peter Bojtos

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	APOLO GOLD & ENERGY, INC.

	By:	/s/ ROBERT G. DINNING
ROBERT G. DINNING
President, Principal Executive and Chief Financial Officer